Exhibit 99.1
News Release
Cenveo Announces Closing of its Exchange
Offer and Related Refinancing Transactions

$150 million (80%) of outstanding 11.5% Notes due 2017 exchanged
For $105 million of new 6.0% unsecured notes due 2024
$37.5 million (77%) of outstanding 7.0% Notes agreed to be repurchased at 60% of face amount
ABL amended to reduce commitments and extend maturity to 2021
$50 million received in sale of 4.0% 5½-year Secured Term Note
Liquidity increased by approximately $25 million
Next significant debt maturity is August 2019

STAMFORD, CT - (June 13, 2016) - Cenveo Corporation, a Delaware corporation (the “Company”), announced that on Friday June 10, it closed on an exchange offer (the “Exchange Offer”) whereby approximately 80% of its outstanding 11.5% Senior Notes due 2017 (the “11.5% Notes”) were exchanged for newly issued 6.000% senior notes due 2024 (the “New Notes”) and warrants (the “Warrants”) to purchase shares of common stock, par value $0.01 per share, of Cenveo, Inc. (“Common Stock”), representing in the aggregate 16.6% of the outstanding Common Stock, at an exercise price of $1.50 per share, and related refinancing transactions. Cenveo, Inc. (NYSE: CVO), a Colorado corporation, is a holding company and holds all of the capital stock of the Company.

Robert G. Burton, Sr., Chairman and Chief Executive Officer, stated:
“We are delighted to have achieved these important milestones with our refinancing transactions.  With the closing of the Exchange Offer and related transactions, and other signed transactions, Cenveo emerges a stronger company with lower debt, higher cash flow due to significantly lower interest expense, and no significant scheduled debt maturities until August 2019.  We are confident that with our improved free cash flow and increased liquidity as a result of the new $50 million secured term note financing, we have sufficient cash to address the nearly $50 million of 11.5% Notes and 7.0% exchangeable senior notes that remain outstanding following this closing.   These financing transactions enable the Company to continue to capitalize on its leadership position within its three business segments by significantly reducing the refinancing and disruption risk associated with the 2017 debt maturities.  We are very excited about the future of our company and very appreciative of our longtime lenders who have supported us during these transactions.”

On June 10, 2016 (the “Closing Date”), the Company retired approximately $150 million of its outstanding 11.5% Notes in exchange for an aggregate of approximately $105 million of New Notes and Warrants to purchase approximately 11.1 million shares of Common Stock.  For each $1,000 principal amount of 11.5% Notes exchanged, the holder received $700 aggregate principal amount of New Notes and Warrants to purchase 74 shares of Common Stock. The retired 11.5% Notes represented approximately 80% of all such notes outstanding at the commencement of the Exchange Offer. Approximately $38.5 million aggregate principal amount of the 11.5% Notes remain outstanding.

Also on the Closing Date, in a related transaction, the Company amended its asset-based revolving credit facility (the “ABL Facility”) to extend the term of the ABL Facility through 2021 and to reduce the commitments thereunder by $50 million to $190 million. The ABL Facility now matures in June 2021, with a springing maturity of May 2019 ahead of the Company’s existing 6.000% senior priority secured notes due August 2019 (the “6.000% Notes”) in the event that more than $10.0 million of the 6.000% Notes remain outstanding at such time.

Also on the Closing Date, in another related transaction, the Company and certain affiliates of or funds managed by Allianz Global Investors U.S. LLC (“Allianz” and, collectively, the “Purchasers”) entered into a secured indenture and note purchase agreement (the “Secured Note Purchase Agreement”) pursuant to which the Company issued new secured notes to the Purchasers in an aggregate principal amount of $50.0 million (the “New Secured Notes”), the proceeds of which have been applied to reduce the outstanding principal amount under the ABL Facility. The New Secured Notes mature in December 2021, with a springing maturity of May 2019 ahead of the Company’s 6.000% Notes. The New Secured Notes bear interest at 4% per annum and are secured by the same collateral that secures the ABL Facility, the 6.000% Notes and the Company’s 8.500% junior priority secured notes due 2022 (the “8.500% Notes”).  With respect to the ABL Facility, the New Secured Notes rank junior with respect to all collateral up to a certain maximum principal amount of the ABL Facility.  With respect to the 6.000% Notes, the New Secured Notes rank junior with respect to notes priority collateral and senior with respect to ABL Facility priority collateral.  With respect to the 8.500% Notes, the New Secured Notes rank senior with respect to all collateral. Such ranking of the New Secured Notes with respect to the 6.000% Notes and the 8.500% Notes is the same ranking that the ABL Facility has with such notes.

In addition, as previously disclosed, the Company and Allianz have agreed to enter into a note purchase agreement pursuant to which the Company shall purchase all of its 7% exchangeable senior notes (the “7% Notes”) owned by Allianz in the aggregate principal amount of $37,545,000 in exchange for: (a) payment in cash in an amount equal to (i) the aggregate principal amount of such 7% Notes multiplied by 0.6 plus (ii) an amount of interest on the amount payable pursuant to the immediately preceding clause (i) at an annual interest rate of 7% per annum, such interest accruing from the date of execution of such note purchase agreement until (and including) the closing of the purchase and computed based on a year of 360 days; (b) payment in cash of interest that shall have accrued in respect of such 7% Notes in accordance with the indenture relating to such 7% Notes but remains unpaid at the closing of the purchase; and (c) delivery to Allianz of Warrants to purchase 3.3% of the outstanding shares of the Common Stock as of the Closing Date. The consummation of the 7% Notes purchase may occur in one or multiple closings on or prior to January 31, 2017 and are subject to customary conditions precedent. As a result of the 7% Notes sale, only approximately $11.2 million aggregate principal amount of 7% Notes will remain outstanding.

The New Notes, the Warrants and the shares of Common Stock underlying the Warrants and the offering thereof have not been registered under the Securities Act or under any state securities laws. The New Notes, the Warrants and the shares of Common Stock underlying the Warrants may not be offered or sold within the United States, absent registration or an applicable exemption from registration requirements. On the Closing Date, the Company executed a registration rights agreement pursuant to which the Company will file a registration statement covering the resale of the Warrants and the shares of Common Stock issuable upon exercise of the Warrants.

J.P. Morgan Securities LLC was the Dealer Manager for the Exchange Offer. In the transactions, Hughes Hubbard & Reed LLP represented the Company and Cenveo, Inc., Cahill Gordon & Reindel LLP represented the Dealer Manager and Willkie Farr & Gallagher LLP represented Allianz. MacKenzie Partners, Inc. acted as the Information Agent for the Exchange Offer.

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Cenveo, Inc. (NYSE: CVO), world headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day to our customers. For more information please visit us at www.cenveo.com.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on such forward-looking statements. Such statements speak only as of the date of this release, and Cenveo, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors which could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent United States and global economic conditions have adversely affected Cenveo, Inc. and could continue to do so; (ii) Cenveo, Inc.’s substantial level of indebtedness could impair its financial condition and prevent it from fulfilling its business obligations; (iii) Cenveo, Inc.’s ability to service or refinance its debt; (iv) the terms of Cenveo, Inc.’s indebtedness impose significant restrictions on its operating and financial flexibility; (v) additional borrowings available to Cenveo, Inc. could further exacerbate its risk exposure from debt; (vi) Cenveo, Inc.’s ability to successfully integrate acquired businesses with its business; (vii) a decline in Cenveo, Inc.’s consolidated profitability or profitability within one of its individual reporting units could result in the impairment of its assets, including goodwill and other long-lived assets; (viii) the industries in which Cenveo, Inc. operates its business are highly competitive and extremely fragmented; (ix) a general absence of long-term customer agreements in Cenveo, Inc.’s industry subject its business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for Cenveo, Inc.’s products; (xi) the availability of the Internet and other electronic media adversely affecting Cenveo, Inc.’s business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) Cenveo, Inc.’s labor relations; (xiv) Cenveo, Inc.’s compliance with environmental laws; (xv) Cenveo, Inc.’s dependence on key management personnel; (xvi) any failure, interruption or security lapse of Cenveo, Inc.’s information technology systems; (xvii) statutory requirements that share repurchases are subject to certain asset sufficiency standards and (xviii) uncertainty as to the ultimate beneficial impact of the other transactions described herein, including the consummation of the remaining transactions, which are subject to conditions, including but not limited to those that are not within the control of Cenveo, Inc. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact Cenveo, Inc.’s business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Ayman Zameli at (203) 595-3063